Exhibit 99.1

7 Jack Cooper Holdings Corp. Second Quarter 2016 Earnings Call August 17, 2016 R: 11 G: 63 B: 111 R: 165 G: 181 B: 146 R: 243 G: 154 B: 71 R: 127 G: 169 B: 207 R: 255 G: 215 B: 0 0

This presentation has been prepared by Jack Cooper Holdings Corp. (“JCHC” or the “Company”) and no representation or warranty, either express or implied, is being made by JCHC or any person acting on its behalf as to the accuracy or completeness of the information which is furnished to you in connection with JCHC’s presentation, whether orally or in writing, and no liability to JCHC or its affiliates shall result from the use of the information or any inaccuracies or errors therein or omissions therefrom; and nothing related to JCHC’s presentation may be relied upon as a promise or representation, whether as to the past or the future. The statements in this presentation that relate to future plans, events or performance are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include without limitation any statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," “should” and other similar expressions. All forward-looking statements involve risks, uncertainties and contingencies which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, we caution you that any of these assumptions may be inaccurate and, therefore, the Company’s actual results could differ materially from those contained herein. Additional detailed information concerning a number of factors that could cause actual results to differ from the information that management may give you is detailed in the Company’s annual report and quarterly report, which are available on our investor website. Forward-looking statements speak only as of today’s date and we do not undertake any obligation to update publicly any such statement. Non-GAAP Financial Measures EBITDA, adjusted EBITDA and margins thereon are “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time. However, EBITDA, adjusted EBITDA and margins thereon have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. In addition, in evaluating EBITDA, adjusted EBITDA and margins thereon, you should be aware that the adjustments may vary from period to period. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. This presentation provides a reconciliation of net loss to EBITDA and adjusted EBITDA. Adjusted EBITDA for each of our segments is reconciled to segment operating income (loss), the most directly comparable GAAP performance measure. Safe Harbor Statement 1

Q2-2016 Operating Results Highlights

JACK COOPER

(000's)	QTD 6/30/2016	QTD 6/30/2015	Change	YTD 6/30/2016	YTD 6/30/2015	Change
JCT Revenues	$ 150,485	$ 171,133	$ (20,648)	$ 305,430	$ 309,055	$ (3,625)
JCL Revenues	16,084	16,913	(829)	33,917	26,970	6,947
Intercompany eliminations	(1,728)	(921)	(807)	(3,389)	(1,628)	(1,761)
Consolidated JCHC Revenues (before FSC)	164,841	187,125	(22,284)	335,958	334,397	1,561
JCT Fuel surcharge	4,348	11,168	(6,820)	9,002	21,779	(12,777)
Consolidated JCHC Revenues (including FSC)	$ 169,189	$ 198,293	$ (29,104)	$ 344,960	$ 356,176	$ (11,216)
Net loss	$ (4,659)	$ (17,298)	$ 12,639	$ (12,272)	$ (42,143)	$ 29,871
Provision for income taxes	183	395	(212)	438	663	(225)
Interest expense, net	10,948	11,494	(546)	22,486	21,359	1,127
Depreciation and amortization	12,547	12,826	(279)	25,451	25,522	(71)
EBITDA	$ 19,019	$ 7,417	$ 11,602	$ 36,103	$ 5,401	$ 30,702
EBITDA	$ 19,019	$ 7,417	$ 11,602	$ 36,103	$ 5,401	$ 30,702
Other, net	447	(749)	1,196	(2,359)	2,411	(4,770)
Legacy workers compensation	-	226	(226)	-	(83)	83
(Gain) loss on disposal of property and equipment	769	689	80	1,428	1,301	127
Professional fees	16	106	(90)	74	424	(350)
Stock based compensation	211	213	(2)	421	494	(73)
Severance and employment agreement charges	104	33	71	732	179	553
Pension withdrawal liability	2,863	237	2,626	2,863	237	2,626
Goodwill and intangible asset impairment	-	15,352	(15,352)	-	15,352	(15,352)
Adjusted EBITDA	$ 23,429	$ 23,524	$ (95)	$ 39,262	$ 25,716	$ 13,546
JCT AEBITDA (a)	$ 22,621	$ 22,940	$ (319)	$ 37,098	$ 25,883	$ 11,215
JCL AEBITDA (a)	1,147	781	366	2,910	298	2,612
Unallocated adjusted corporate operating expenses	(339)	(197)	(142)	(746)	(465)	(281)
Adjusted EBITDA	$ 23,429	$ 23,524	$ (95)	$ 39,262	$ 25,716	$ 13,546
JCHC Net Earnings Margin (before FSC)	-2.8%	-9.2%	642 bp	-3.7%	-12.6%	895 bp
JCT AEBITDA Margin (before FSC)	15.0%	13.4%	163 bp	12.1%	8.4%	377 bp
JCL AEBITDA Margin	7.1%	4.6%	251 bp	8.6%	1.1%	747 bp
JCHC AEBITDA Margin (before FSC)	14.2%	12.6%	164 bp	11.7%	7.7%	400 bp

(a) See appendix (page 8) for a reconciliation of segment operating income (loss) to segment AEBITDA.

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3 Revenue decrease of $29.1 million quarter-over-quarter primarily associated with three items: Fuel surcharge reduction of $6.8 million related to declining fuel prices from 2015 to 2016 Customer plant shut-downs and other disruptions, such as the April 2016 Japanese earthquake, resulted in an estimated revenue impact of ~$9.9 million Terminal closures during Q2-2016 resulted in decreases to revenue of $7.1 million Q2-2016 vs. Q2-2015 Revenue Discussion Revenue impacts as discussed above account for $23.8 million or 82% of the quarter-over-quarter revenue variance.

Q2-2016 Operating Performance Discussion

JACK COOPER

- We estimate that customer plant shut-downs and other disruptions, such as the April 2016 Japanese earthquake, impacted revenues by ~$9.9 million, segment operating earnings and terminal-level EBITDA by ~$3.0 million.
  - Terminal shut-downs during the second quarter are unusual.
- Terminal closures resulted in quarter-over-quarter decreased revenue of $7.1 million, decreased segment operating earnings of $0.6 million net of pension withdrawal and severance, and decreased terminal-level EBITDA of $1.1 million net of pension withdrawal and severance.
  - Pension withdrawal liability of $2.9 million associated with one terminal closure.
  - No additional terminal closures currently planned.

Customer plant shut-downs/other disruptions and terminal closures resulted in a quarter-over-quarter revenue reduction of ~$17.0 million, an ~$3.6 million reduction to segment operating earnings and an ~$4.1 million reduction in terminal-level EBITDA.

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5 We estimate that customer plant shut-downs and other disruptions, such as the April 2016 Japanese earthquake, impacted revenues by ~$9.9 million, segment operating earnings and terminal-level EBITDA by ~$3.0 million. Terminals closed during Q2-2016 reported year-to-date revenue of $3.3 million, year-to-date segment operating losses of $(2.6) million net of related pension withdrawal and severance, and terminal-level EBITDA of $(2.1) million, net of related pension withdrawal and severance. 2016 Year-to-Date Operating Performance Discussion Customer plant shut-downs/other disruptions and terminal closures resulted in a negative impact to segment operating earnings of ~$5.6 million and terminal-level EBITDA of ~$5.1 million, net of related pension withdrawal and severance.

6 Operational initiatives update The Company reached a tentative national master freight carhaul agreement with the Teamsters, which is expected to be voted upon during September 2016. Jack Cooper Holdings Corp. became an SEC registrant upon completion of Exchange Offer for 2020 notes on June 13, 2016. Liquidity: $64.0 million and $62.0 million drawn on the Credit Facility at June 30, 2016 and August 12, 2016, respectively. Other Updates

Appendix 7

Appendix: Segment Reconciliations

JACK COOPER

Transport Segment *(000's)*	QTD 6/30/2016	QTD 6/30/2015	Change	YTD 6/30/2016	YTD 6/30/2015	Change
Operating income (loss)	$ 6,450	$ 9,216	$ (2,766)	$ 6,854	$ (976)	$ 7,830
Less: Other, net	71	785	(714)	2,872	(2,181)	5,053
Plus: Depreciation and amortization	12,208	12,220	-12	24,773	24,307	466
EBITDA	$ 18,729	$ 22,221	$ (3,492)	$ 34,499	$ 21,150	$ 13,349
Plus (less):						
Other, net	(71)	(785)	714	(2,872)	2,181	(5,053)
Loss on disposal of assets	769	689	80	1,428	1,301	127
Legacy workers' compensation charge	-	226	(226)	-	(83)	83
Pension withdrawal liability	2,863	237	2,626	2,863	237	2,626
Professional fees	16	106	(90)	74	424	(350)
Severance and employment agreement charges	104	33	71	685	179	506
Stock based compensation	211	213	(2)	421	494	(73)
Acquisition integration costs	-	-	-	-	-	-
Transport AEBITDA	$ 22,621	$ 22,940	$ (319)	$ 37,098	$ 25,883	$ 11,215

Logistics Segment	QTD 6/30/2016	QTD 6/30/2015	Change	YTD 6/30/2016	YTD 6/30/2015	Change
Operating income (loss)	$ 869	$ (15,119)	$ 15,988	$ 2,305	$ (16,152)	$ 18,457
Less: Other, net	(518)	(36)	(482)	(513)	(230)	(283)
Plus: Depreciation and amortization	278	548	-270	558	1,098	-540
EBITDA	$ 629	$ (14,607)	$ 15,236	$ 2,350	$ (15,284)	$ 17,634
Plus (less):						
Other, net	518	36	482	513	230	283
Severance and employment agreement charges	-	-	-	47	-	47
Goodwill and intangible asset impairment	-	15,352	(15,352)	-	15,352	(15,352)
Logistics AEBITDA	$ 1,147	$ 781	$ 366	$ 2,910	$ 298	$ 2,612

AEBITDA by Segment							
Transport AEBITDA	$ 22,621	$ 22,940	(319)		$ 37,098	$ 25,883	11,215	
Logistics AEBITDA	1,147	781	366		2,910	298	2,612	
Unallocated adjusted corporate operating expenses	(339)	(197)	(142)		(746)	(465)	(281)	
Consolidated AEBITDA	$ 23,429	$ 23,524	$ (95)		$ 39,262	$ 25,716	$ 13,546	
Transport Operating Earnings (Loss) Margin (before FSC)	4.3%	6.1%	(184)	bp	4.6%	-0.6%	520	bp
Logistics Operating Earnings (Loss) Margin (before FSC)	5.4%	-94.0%	9,940	bp	14.3%	-100.4%	11,475	bp
Transport AEBITDA Margin (before FSC)	15.0%	13.4%	163	bp	12.1%	8.4%	377	bp
Logistics AEBITDA Margin	7.1%	4.6%	251	bp	8.6%	1.1%	747	bp

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